Exhibit 99.3

EXCO Resources, Inc.

Pro forma financial information and footnotes

as of and for the six months ended June 30, 2009

and the year ended December 31, 2008

EXCO Resources, Inc., or EXCO, a Texas corporation, is an independent oil and natural gas company engaged in the acquisition, development and exploitation of onshore properties located in the continental United States. In addition to our oil and natural gas producing operations, we own gathering systems and an intrastate pipeline (collectively, the Midstream Assets). Our assets in East Texas/North Louisiana are owned by our subsidiary, EXCO Operating Company, LP and its subsidiaries and together they are collectively referred to as EXCO Operating. Our operations are focused in key North American oil and natural gas areas including East Texas/North Louisiana, Appalachia, Mid-Continent and the Permian Basin.

Unless the context requires otherwise, references to “we”, “us”, and “our” are to EXCO.

On August 11, 2009, EXCO completed the sale of oil and natural gas properties and related assets to Encore Operating, L.P., or Encore, pursuant to two separate purchase and sale agreements for aggregate cash proceeds of approximately $356.5 million, including closing adjustments. The oil and natural gas properties sold include (a) all of EXCO’s interests in its Gladewater area and Overton field in Gregg, Upshur and Smith counties in East Texas, or the East Texas Properties, and (b) certain oil and natural gas properties in the Mid-Continent region of Oklahoma, Kansas and the Texas Panhandle, or the Mid-Continent Sale, collectively the Encore Transactions.

On August 14, 2009, EXCO also closed two separate transactions with BG Group, plc, or BG Group, involving the sale of an undivided 50% interest in certain oil and natural gas properties in East Texas/North Louisiana, or the BG Upstream Transaction, and a 50% interest in certain of its midstream operations, or the BG Midstream Transaction, for approximately $996.2 million, including closing adjustments, also located in East Texas/North Louisiana.

BG Upstream Transaction

Pursuant to the terms of the BG Upstream Transaction, EXCO sold an undivided 50% interest in its producing and non-producing assets in a large area of mutual interest, or AMI, which encompassed most of EXCO’s holdings in East Texas/North Louisiana, excluding the Vernon Field in Jackson Parish, Louisiana, the Redland Field in Bossier and Webster Parishes, Louisiana and the Gladewater area and Overton field in East Texas. Consideration for the sale included cash at closing of approximately $727.0 million, including closing adjustments. In conjunction with the sale of 50% of its interests in these assets, EXCO and BG Group entered into a Joint Development Agreement, or JDA, with respect to the Haynesville, Bossier and other deep horizons, as well as the Cotton Valley, Hosston and other shallow horizons. Under the terms of the JDA, EXCO will serve as operator of the joint development, subject to oversight from a Joint Development Operating Committee.

In addition to the cash received at closing, under provisions of the JDA, BG Group will fund $400.0 million of capital costs of the Haynesville/Bossier shale development attributable to EXCO’s 50% interest. Such funding will be based on payment by BG Group of 75% of EXCO’s share of drilling and completion costs of each qualified deep rights well, as defined in the JDA, until the $400.0 million commitment has been satisfied. EXCO will fund the remaining 25% of its share, representing 12.5% of total deep rights drilling and completion costs. EXCO and BG Group will each receive their 50% share of revenues and pay their 50% share of operating costs from production. In addition, EXCO and BG Group will share equally in future leasehold and asset acquisition opportunities within the AMI.

BG Midstream Transaction

In conjunction with the BG Midstream Transaction, EXCO contributed its TGG Pipeline, Ltd., or TGG, and Talco Midstream Assets, Ltd., or Talco, subsidiaries to TGGT Holdings, LLC, or TGGT, a newly formed entity, in exchange for membership units in TGGT. On August 14, 2009, EXCO sold 50% of its membership units in TGGT to BG US Gathering Company, LLC, or BG Gathering, for cash consideration of approximately $269.2 million, including closing adjustments. TGGT will operate as a 50/50 joint venture with neither EXCO nor BG Gathering having control over the management of, or a controlling beneficial economic interest in, the operations of TGGT. EXCO will use the equity method of accounting to account for its investment in TGGT.

In conjunction with the planned development of the Haynesville and Bossier shale resources in the AMI, EXCO and BG Gathering plan coordinated growth of the midstream operations within the AMI. TGGT is governed by a Limited Liability Company Agreement, or LLC Agreement, which specifies, among other things equal partnership in management of the entity, the operations of TGG and Talco, joint development plan of the entities and other governance matters. TGGT will have no employees and will be managed by a Management Board, as defined in the LLC Agreement consisting of eight members (four each from EXCO and BG Gathering) and officers which will be seconded to TGGT by EXCO and BG Gathering. Daily operations will be performed by a combination of seconded employees from EXCO and BG Gathering pursuant to service agreements between EXCO and TGGT as well as service agreements between BG Group and TGGT.

Unaudited pro forma financial information

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not purport to be indicative of the combined results of operations that would have actually occurred had the above described transactions occurred on the indicated dates or that may be achieved in the future. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with EXCO’s Form 10-K for the year ended December 31, 2008, filed on February 26, 2009, and Form 10-Q for the six months ended June 30, 2009, filed on August 6, 2009. Management believes that the assumptions used in these unaudited pro forma financial statements provide a reasonable basis for presenting the effect of these transactions.

Pro forma balance sheet

The following unaudited pro forma condensed consolidated balance sheet as of June 30, 2009 is based on the historical unaudited condensed consolidated balance sheet of EXCO as of June 30, 2009. The pro forma condensed consolidated balance sheet gives effect to the Encore Transactions, the BG Upstream Transaction and the BG Midstream Transaction and related adjustments as if these transactions occurred on June 30, 2009. The pro forma condensed consolidated balance sheet as of June 30, 2009 does not give effect to BG Group’s commitment to fund $400.0 million in capital costs attributable to EXCO’s retained interest in certain deep rights as this commitment is earned only through drilling activities which commence after closing of the BG Upstream Transaction.

EXCO Resources, Inc.

Unaudited pro forma condensed consolidated balance sheet

As of June 30, 2009

(in thousands)	EXCO Resources consolidated	Divestiture Transactions - Pro Forma Adjustments
		Mid-Continent/East Texas property sales to Encore		Sale of 50% interest in oil and natural gas properties to BG Group		Other pro forma adjustments - oil and natural gas divestitures		Sale of 50% interest in Midstream Assets to BG Group		Pro forma EXCO Resources consolidated June 30, 2009
Assets
Current assets:
Cash and cash equivalents	$131,358	$356,485	(a)	$727,107	(c)	$(884,000	) (f)	$4,052	(h)	$385,800
				(59,440	) (c)	—		269,238	(i)
								(20,000	) (i)
								(139,000	) (j)
Restricted cash	37,500	(37,500	) (a)	59,440	(c)	—		—		59,440
Accounts receivable	132,138	—		—		—		(11,274	) (h)	120,864
Derivative financial instruments	265,625	—		—		—		—		265,625
Inventory	62,804	—		—		—		(27,263	) (h)	35,541
Other current assets	7,466	—		—		—		(233	) (h)	7,233

Total current assets	636,891	318,985		727,107		(884,000)		75,520		$874,503

Oil and natural gas properties (full cost accounting method):
Unproved oil and natural gas properties	458,541	(5,800	) (a)	(221,500	) (c)	—		—		231,241
Proved oil and natural gas properties	2,484,693	(151,106	) (a)	(200,287	) (c)	—		(9	) (h)	2,117,831
		(7,242	) (b)	(8,218	) (d)
Accumulated depletion	(1,059,165)	—		—		—		—		(1,059,165)

Oil and natural gas properties, net	1,884,069	(164,148)		(430,005)		—		(9)		1,289,907

Gas gathering assets	519,519	(25,258	) (a)	—		—		(307,563	) (h)	186,698
Accumulated depreciation and amortization	(41,540)	4,369	(a)	—		—		17,545	(h)	(19,626)

Gas gathering assets, net	477,979	(20,889)		—		—		(290,018)		167,072

Office and field equipment, net	28,952	—		—		—		(46	) (h)	28,906
Derivative financial instruments	120,858	—		—		—		—		120,858
Deferred financing costs, net	42,819	—		—		(28,595	) (g)	(885	) (k)	13,339

Investments in TGG/Talco	—	—		—		—		305,372	(h)	—
								(305,372	) (i)
Investment in TGGT	—	—		—		—		152,686	(i)	184,096
								20,000	(i)
								11,410	(i)
Goodwill	470,077	—		—		(120,000	) (e)	(22,820	) (i)	327,257
Other assets	2,653	—		—		—		—		2,653

Total assets	$3,664,298	$133,948		$297,102		$(1,032,595)		$(54,162)		$3,008,591

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$213,406	$—		$—		$—		$(19,419	) (h)	$193,987
Current maturities of long-term debt	300,000	—		—		(300,000	) (f)	—		—
Derivative financial instruments	13,751	—		—		—		—		13,751
Other current liabilities	1,265	—		—		—		—		1,265

Total current liabilities	528,422	—		—		(300,000)		(19,419)		209,003

Long-term debt, net of current maturities	2,748,181	—		—		(584,000	) (f)	(139,000	) (j)	2,025,181
Asset retirement obligations and other long-term liabilities	183,464	(7,242	) (b)	(8,218	) (d)	(9,000	) (g)	—		121,504
		(37,500	) (a)	—		—		—
Derivative financial instruments	22,508	—		—		—		—		22,508
Deferred income taxes	11,482	—		—		(3,210	) (e)	—		8,272
Shareholders’ equity:
Common stock	211	—		—		—		—		211
Paid-in capital	3,080,109	—		—		—		—		3,080,109
Accumulated earnings (deficit)	(2,910,079)	178,690	(a)	305,320	(c)	(120,000	) (e)	105,142	(i)	(2,458,197)
						3,210	(e)
						(19,595	) (g)	(885	) (k)

Total shareholders’ equity	170,241	178,690		305,320		(136,385)		104,257		622,123

Total liabilities and shareholders’ equity	$3,664,298	$133,948		$297,102		$(1,032,595)		$(54,162)		$3,008,591

See accompanying notes.

EXCO Resources, Inc.

Notes to pro forma condensed consolidated balance sheet

As of June 30, 2009

(Unaudited)

(a)	Pro forma adjustment to reflect closing of the Encore Transactions. As set forth in the table below, the pro forma transaction reflects receipt of aggregate proceeds of $356.5 million, including the release of escrowed deposits of $37.5 million, elimination of allocated costs attributable to unproved and proved properties sold, allocation of proceeds attributable to related gathering system assets and recognition of gain, before adjustment for exploration and production segment goodwill. Although full cost accounting rules generally do not provide for gain or loss recognition in connection with the sale, abandonment or disposition of oil and natural gas properties, such rules do provide for such recognition if failure to recognize gain or loss would result in a significant alteration in the post transaction depletion rate. EXCO has concluded that, absent gain recognition on the Encore Transactions and the BG Upstream Transaction, a significant alteration in its depletion rate would result and, accordingly, has recognized gain on these sale transactions.

(dollars in thousands)
Cash proceeds from oil and natural gas asset sale to Encore	$356,485
Allocation of proceeds to unproved properties	(5,800)
Carrying value of field gathering systems	(20,889)
Allocated full cost pool capitalized costs attributable to sold properties	(151,106	) (1)

Gain on sale of proved properties (before elimination of goodwill)	$178,690	(2)

(1)	Allocation of capitalized costs attributable to the sold proved properties was computed using the estimated fair value of the divested proved properties in the Encore Transactions relative to the estimated fair value of EXCO’s total proved properties as of June 30, 2009.
(2)	There will be no income tax provision on the gain as any accrued income taxes will be applied to existing net operating losses and offset previously recognized deferred income tax valuation allowances.

(b)	Pro forma adjustment to eliminate asset retirement obligations as of June 30, 2009 attributable to oil and natural gas properties sold in the Encore Transactions.

(c)	Pro forma adjustment to reflect closing of the BG Upstream Transaction. The pro forma transactions reflect:

•	receipt of the BG Upstream Transaction proceeds;

•	funding of escrow deposits for joint development operations as provided for in the JDA;

•	elimination of allocated costs attributable to proved properties sold;

•	application of sales proceeds to eliminate unamortized cost attributable to unproved oil and natural gas properties included in the conveyance to BG Group to reduce EXCO’s carrying value to zero; and

•	recognition of a gain, before adjustment for segment goodwill, on the sale transactions.

(amounts in thousands)
Cash proceeds from BG Upstream Transaction	$727,107
Allocation of proceeds to unproved properties	(221,500	) (1)
Allocated full cost pool capitalized costs attributable to 50% interest in proved properties in the AMI sold to BG Group	(200,287	) (2)

Gain on sale of proved properties (before elimination of goodwill)	$305,320	(3)

(1)	Allocation to unproved properties represents elimination of 100% of unamortized unproved costs related to the BG Upstream Transaction.
(2)	Allocation of capitalized costs attributable to the sold proved properties was computed using the estimated fair value of the divested proved properties in the BG Upstream Transaction relative to the total estimated fair value of EXCO’s proved properties as of June 30, 2009.
(3)	There will be no income tax provision on the gain as any accrued income taxes will be applied to existing net operating losses and offset previously recognized deferred income tax valuation allowances.

(d)	Pro forma adjustment to eliminate asset retirement obligations as of June 30, 2009 attributable to 50% interest in oil and natural gas properties sold in the BG Upstream Transaction.

(e)	Pro forma adjustment to eliminate exploration and production segment goodwill attributable to the oil and natural gas assets sold in the Encore Transactions and the BG Upstream Transaction based on the relative fair values of the assets sold to total estimated fair value of EXCO’s oil and natural gas properties as of June 30, 2009. In addition, deferred income taxes attributable to the tax basis of temporary goodwill has been proportionately reduced.

(f)	Pro forma adjustments to retire payoff of the $300.0 million senior unsecured term credit agreement, or Term Credit Agreement, and reduction in the outstanding balances under the EXCO credit agreement and the EXCO Operating credit agreement of $200.0 million and $384.0 million, respectively, with proceeds received in connection with closings of the Encore Transactions and the BG Upstream Transaction.

(g)	Pro forma adjustments to write-off deferred financing costs associated with the pay off of the Term Credit Agreement and pay downs on revolving credit agreements.

(amounts in thousands)
EXCO credit agreement	$1,720
EXCO Operating credit agreement	2,449
Term Credit Agreement	24,426

Total write-off of deferred financing costs	$28,595

This pro forma adjustment includes accrued duration fees of $9.0 million related to the Term Credit Agreement which will not become due as a result of the payoff of the $300.0 million.

(h)	Pro forma adjustment to reclassify consolidated assets and liabilities of TGG and Talco as of June 30, 2009 to investment in TGG/Talco to reflect contribution by EXCO to the equity method of accounting.

(i)	Pro forma adjustments to reflect closing of BG Midstream Transaction as follows:

•	record receipt of cash proceeds from BG Group for the sale of 50% of membership interests in TGGT to BG Gathering;

•	record investment of 50% in TGGT;

•	record cash investment of $20.0 million in TGGT to fund working capital;

•

eliminate 50% of previously recorded goodwill allocable to assets sold to BG Gathering in the BG Midstream Transaction and reclassify the remaining 50% of midstream goodwill to our investment in TGGT; and

•	record gain on sale pursuant to the BG Midstream Transaction. The gain is computed using generally accepted accounting principles covering accounting for real estate transactions.

Computation of the gain on the BG Midstream Transaction is set forth in the following table:

(dollars in thousands)
Cash proceeds on consummation of BG Midstream Transaction	$269,238
Elimination of 50% of investment in EXCO/BG Group Midstream, LLC	(152,686)

Gain on sale of 50% of Midstream Assets before goodwill elimination	116,552
Elimination of 50% of Midstream segment goodwill allocated to Midstream Assets sold on the basis of relative fair value	(11,410	) (1)

Gain on sale of oil and natural gas properties to BG Group	$105,142	(2)

(1)	Allocation of a proportionate amount of goodwill attributable to the BG Midstream Transaction was computed using the estimated fair value of the assets contributed to TGGT to EXCO’s consolidated fair value of total midstream assets.
(2)	There will be no income tax provision on the gain as any accrued income taxes will be applied to existing net operating losses and offset previously recognized deferred income tax valuation allowances.

(j)	Pro forma adjustment to reflect payment on the outstanding balance under the EXCO Operating credit agreement in connection with the sale of 50% interest in certain Midstream Assets in the BG Midstream Transaction.

(k)	Pro forma adjustment to write-off deferred financing costs associated with the EXCO Operating credit agreement resulting from the BG Midstream Transaction which resulted in reduced loan collateral and corresponding reduction in borrowing base.

Pro forma statements of operations

The following unaudited condensed consolidated pro forma financial information presents statements of operations for the year ended December 31, 2008 and the six months ended June 30, 2009 and is based on the audited consolidated financial statements for EXCO for the year ended December 31, 2008, the unaudited condensed consolidated financial statements for the six months ended June 30, 2009 and the unaudited internal revenues and direct operating costs with respect to the oil and natural gas properties and the midstream operations of TGG and Talco, included in the Encore Transactions, the BG Upstream Transaction and the BG Midstream Transaction for the year ended December 31, 2008 and for the six months ended June 30, 2009. The pro forma financial information gives effect to the Encore Transactions, the BG Upstream Transaction and the BG Midstream Transaction as if each had occurred on January 1, 2008.

Pro forma condensed consolidated statement of operations

For the year ended December 31, 2008

	EXCO Resources consolidated	Divestiture Transactions—Pro Forma Adjustments								Pro forma EXCO Resources consolidated June 30, 2009
(in thousands, except per share data)		Mid-Continent/ East Texas property sales to Encore		Sale of 50% interest in oil and natural gas properties to BG Group		Other pro forma adjustments - oil and natural gas divestitures		Sale of 50% interest in Midstream Assets to BG Group
Revenues:
Oil and natural gas	$1,404,826	$(161,499	) (a)	$(177,489	) (c)	$—		$—		$1,065,838
Midstream	85,432	—		—		—		(85,432	) (g)	—
Other operating income (loss)	—	—		—		—		(345	) (g)	(345)

Total revenues	1,490,258	(161,499)		(177,489)		—		(85,777)		1,065,493

Costs and expenses:
Oil and natural gas production	238,071	(29,882	) (a)	(32,900	) (c)	—		—		175,289
Midstream operating expenses	82,797	—		—		—		(82,797	) (g)	—
Gathering and transportation	14,206	(1,188	) (a)	(1,976	) (c)	—		—		11,042
Depreciation, depletion and amortization	460,314	—		—		(85,574	) (d)	(7,132	) (g)	367,608
Write-down of oil and natural gas properties	2,815,835	—		—		(485,537	) (e)	—		2,330,298
Accretion of discount on asset retirement obligations	6,703	(448	) (b)	(470	) (b)	—		—		5,785
General and administrative	87,568	—		—		—		—		87,568

Total costs and expenses	3,705,494	(31,518)		(35,346)		(571,111)		(89,929)		2,977,590

Operating income (loss)	(2,215,236)	(129,981)		(142,143)		571,111		4,152		(1,912,097)
Other income (expense):										—
Interest expense	(161,638)	—		—		54,197	(f)	6,569	(h)	(100,872)
Gain on derivative financial instruments	384,389	—		—		—		—		384,389
Interest income and other	3,981	—		—		—		4,922	(g)	8,903
Equity in income of EXCO/BG Midstream, LLC	—	—		—		—		6,529	(g)	6,529

Total other income	226,732	—		—		54,197		18,020		298,949

Income (loss) before income taxes	(1,988,504)	(129,981)		(142,143)		625,308		22,172		(1,613,148)
Income tax expense (benefit)	(255,033)	—		—		(1,180	) (i)	—		(256,213)

Net income (loss)	(1,733,471)	(129,981)		(142,143)		626,488		22,172		(1,356,935)
Preferred stock dividends	(76,997)	—		—		—		—		(76,997)

Net income (loss)	(1,810,468)	(129,981)		(142,143)		626,488		22,172		(1,433,932)

Pro forma basic net loss per common share	$(11.81)									$(9.35)

Pro forma diluted net loss per common share	$(11.81)									$(9.35)

Weighted average shares outstanding (basic)	153,346									153,346

Weighted average shares outstanding (diluted)	153,346									153,346

See accompanying notes.

Pro forma condensed consolidated statement of operations

For the six months ended June 30, 2009

		Divestiture Transactions - Pro Forma Adjustments
(in thousands, except per share data)	EXCO Resources consolidated	Mid-Continent/East Texas property sales to Encore		Sale of 50% interest in oil and natural gas properties to BG Group		Other pro forma adjustments - oil and natural gas divestitures		Sale of 50% interest in Midstream Assets to BG Group		Pro forma EXCO Resources consolidated June 30, 2009
Revenues:
Oil and natural gas	$318,460	$(30,815	) (j)	$(51,502	) (l)	$—		$—		$236,143
Midstream	29,955	—		—		—		(29,955	) (p)	—
Other operating income	—	—		—		—		(3,173	) (p)	(3,173)

Total revenues	348,415	(30,815)		(51,502)		—		(33,128)		232,970

Costs and expenses:
Oil and natural gas production	101,512	(10,632	) (j)	(16,137	) (l)	—		—		74,743
Midstream operating expenses	30,169	—		—		—		(30,169	) (p)	—
Gathering and transportation	7,952	(473	) (j)	(1,262	) (l)	—		—		6,217
Depreciation, depletion and amortization	136,974	—		—		(49,748	) (m)	(4,307	) (p)	82,919
Write-down of oil and natural gas properties	1,293,579	—		—		(302,431	) (n)	—		991,148
Accretion of discount on asset retirement obligations	4,089	(241	) (k)	(352	) (k)	—		—		3,496
General and administrative	43,035	—		—		—		—		43,035

Total costs and expenses	1,617,310	(11,346)		(17,751)		(352,179)		(34,476)		1,201,558

Operating income (loss)	(1,268,895)	(19,469)		(33,751)		352,179		1,348		(968,588)
Other income (expense):										—
Interest expense	(83,023)	—		—		45,812	(o)	2,014	(q)	(35,197)
Gain on derivative financial instruments	190,367	—		—		—		—		190,367
Equity in income of EXCO/BG Midstream, LLC	—	—		—		—		3,194	(p)	3,194
Interest and other income	(7,942)	—		—		—				(7,942)

Total other income	99,402	—		—		45,812		5,208		150,422

Income (loss) before income taxes	(1,169,493)	(19,469)		(33,751)		397,991		6,556		(818,166)
Income tax expense (benefit)	2,110	—		—		(590	) (r)	—		1,520

Net income (loss)	$(1,171,603)	$(19,469)		$(33,751)		$397,401		$6,556		$(819,686)

Pro forma basic net loss per common share	$(5.55)									$(3.88)

Pro forma diluted net loss per common share	$(5.55)									$(3.88)

Weighted average shares outstanding (basic)	211,042									211,042

Weighted average shares outstanding (diluted)	211,042									211,042

See accompanying notes.

EXCO Resources, Inc.

Notes to pro forma condensed consolidated statements of operations

Year ended December 31, 2008 and

Six Months Ended June 30, 2009

(Unaudited)

(a)	Pro forma adjustments to eliminate oil and natural gas revenues and direct operating costs for the year ended December 31, 2008 with respect to the oil and natural gas properties sold in the Encore Transactions.

(b)	Pro forma adjustment to accretion of discount on asset retirement obligations for the year ended December 31, 2008 attributable to oil and natural gas properties sold in the Encore Transactions and the BG Upstream Transaction.

(c)	Pro forma adjustments to eliminate 50% of the oil and natural gas revenues and direct operating costs for the year ended December 31, 2008 with respect to the sale of a 50% undivided interest in EXCO’s properties conveyed in the BG Upstream Transaction.

(d)	Pro forma entry to adjust depreciation, depletion and amortization for the year ended December 31, 2008 to reflect the sale of oil and natural gas properties included in the Encore Transactions and the BG Upstream Transaction as if such divestitures had occurred on January 1, 2008. Such pro forma amortization appropriately reflects the pro forma reduction in capitalized costs resulting from the transactions and the cumulative impact of full cost ceiling test write-downs in the write-down period, excluding the divested properties.

(amounts in thousands, except rate amounts)	Nine months ended September 30, 2008		Three months ended December 31, 2008
Pro forma amortizable pro forma full cost pool	$5,579,494	(a)	$4,245,578	(a)
Pro forma proved reserves as of January 1, 2008	1,658,504	(c)	1,576,756	(b)

Pro forma amortization rate per Mcfe	$3.364		$2.693
Pro forma production for applicable periods	81,748	(c)	27,858	(c)

Pro forma full cost period amortization for applicable periods	$274,999		$75,022

Total pro forma amortization for year 2008			$350,021
Amount of depletion historically recorded			(435,595)

Pro forma adjustment required for 2008 divestitures			$(85,574)

(a)    Includes amortizable full cost pool for the periods specified plus proportionate increases to the full cost pool for ceiling test write-downs not attributable to sold properties and pro forma reductions to the full cost pool for sold properties.

(b)    Excludes proved reserves as of January 1, 2008 included in Encore Transactions and BG Transaction.

(c)    Excludes production attributable to properties sold in Encore Transactions and BG Transaction.

(e)	Pro forma adjustment to reflect proportionate elimination of write-downs of oil and natural gas properties resulting from ceiling tests for the year ended December 31, 2008 attributable to properties sold in the Encore Transactions and the BG Upstream Transaction.

(f)	Pro forma adjustment to reflect reduction in interest expense and amortization of deferred financing costs for the year ended December 31, 2008 as a result of reductions in outstanding balance under EXCO’s various credit agreements using cash proceeds received from the Encore Transactions and the BG Upstream Transaction.

(dollar amounts in thousands)	EXCO Resources credit agreement	EXCO Operating credit agreement	Term Credit Agreements		Total
Pro forma reductions in outstanding debt balances in connection with Encore Transactions and BG Upstream Transaction	$200,000	$384,000	$300,000		$884,000

Average interest rate during year	4.38%	4.50%	10.00%

Interest expense reduction for year 2008	8,760	17,280	13,337	(a)	39,377
Elimination of amortization of deferred financing costs attributable to pro forma debt reductions	333	889	13,598		14,487

Total interest credit adjustment	$9,093	$18,169	$26,935	(a)	$54,197

(a) Represents total actual interest expense recorded during 2008 since Term Credit Agreement was not entered into until July 15, 2008.

(g)	Pro forma adjustment to reclassify income and expenses associated with the BG Midstream Transaction and reclassify EXCO’s 50% share to the equity method of accounting. In addition, EXCO’s retained midstream revenues and expenses are being reclassified to other operating income to reflect elimination of EXCO’s midstream business segment.

(h)	Pro forma adjustment to reflect reduction in interest expense and amortization of deferred financing costs for the year ended December 31, 2008 as a result of reduction in outstanding balance of $139.0 million of the EXCO Operating Credit Agreement based on an average annual interest rate of 4.5% and elimination of deferred financing costs amortization of $322 thousand, using proceeds from the BG Midstream Transaction.

(i)	Pro forma adjustment to reflect reduction of deferred income taxes attributable to proportionate reduction of goodwill.

(j)	Pro forma adjustments to eliminate oil and natural gas revenues and direct operating costs for the six months ended June 30, 2009 with respect to the oil and natural gas properties sold in the Encore Transactions.

(k)	Pro forma adjustment to accretion of discount on asset retirement obligations for the six months ended June 30, 2009 attributable to oil and natural gas properties sold in the Encore Transactions and the BG Upstream Transaction.

(l)	Pro forma adjustment to eliminate 50% of the oil and natural gas revenues, adjusted for intercompany eliminations with TGG and Talco, and direct operating costs for the six months ended June 30, 2009 with respect to the sale of a 50% undivided interest in EXCO’s properties conveyed in the BG Upstream Transaction.

(m)	Pro forma entry to adjust depreciation, depletion and amortization for the six months ended June 30, 2009 to reflect the sale of oil and natural gas properties included in Encore Transactions and the BG Upstream Transaction as if such divestitures had occurred on January 1, 2008. Such pro forma amortization appropriately reflects the pro forma reduction in capitalized costs resulting from the transactions and the impact of full cost ceiling test write-downs in the write-down period, excluding the divested properties.

(amounts in thousands, except rate amounts)	Three months ended March 31, 2009		Three months ended June 30, 2009
Pro forma amortizable full cost pool	$2,146,472	(a)	$1,599,301	(a)
Pro forma proved reserves as of January 1, 2008	1,411,666	(b)	1,384,342	(b)

Pro forma amortization rate per Mcfe	$1.521		$1.155
Pro forma production for applicable periods	27,324	(c)	27,506	(c)

Pro forma full cost period amortization for applicable periods	$41,560		$31,769

Total pro forma amortization for the six months ended June 30, 2009			$73,329
Amount of depletion historically recorded			(123,077)

Pro forma adjustment required for divestitures			$(49,748)

(a)    Includes amortizable full cost pool for the periods specified plus proportionate increases to the full cost pool for ceiling test write-downs not attributable to sold properties and pro forma reductions to the full cost pool for sold properties.

(b)    Excludes proved reserves as of January 1, 2008 attributable to divested oil and gas properties.

(c)    Excludes production attributable to properties sold in Encore Transactions and BG Upstream Transaction.

(n)	Pro forma adjustment to reflect proportionate elimination of write-downs of oil and gas properties resulting from ceiling tests for the six months ended June 30, 2009 attributable to properties sold in the Encore Transactions and the BG Upstream Transaction.

(o)	Pro forma adjustment to reflect reduction in interest expense and amortization of deferred financing costs for the six months ended June 30, 2009 as a result of reductions in outstanding balance under EXCO’s various credit agreements using cash proceeds received from the Encore Transactions and the BG Upstream Transaction.

(dollar amounts in thousands)	EXCO Resources credit agreement	EXCO Operating credit agreement	Term Credit Agreement	Total
Pro forma payments on outstanding debt balances in connection with Encore Transactions and BG Upstream Transaction	$200,000	$384,000	$300,000	$884,000

Average interest rate during year	2.54%	2.67%	10.00%

Interest expense reduction for six months ended June 30, 2009	2,540	5,126	15,083	22,749
Elimination of amortization of deferred financing costs attributable to pro forma debt reductions	289	445	22,329	22,774

Total interest credit adjustment	$2,829	$5,571	$37,412	$45,812

(p)	Pro forma adjustment to reclassify income and expenses associated with the BG Midstream Transaction and reclassify EXCO’s 50% share to the equity method of accounting. In addition, EXCO’s retained midstream revenues and expenses are being reclassified to other operating income to reflect elimination of EXCO’s midstream business segment.

(q)	Pro forma adjustment to reflect reduction in interest expense and amortization of deferred financing costs for the year ended December 31, 2008 as a result of reduction in outstanding balance of $139.0 million of the EXCO Operating Credit Agreement based on an average annual interest rate of 2.7% and elimination of deferred financing costs amortization of $161 thousand, using proceeds from the BG Midstream Transaction.

(r)	Adjustment to reflect reduction of deferred income taxes attributable to proportionate reduction of goodwill.